1st Amended and Restated Appendix A

TO THE

AMENDED AND RESTATED INVESTMENT CO-ADVISORY AGREEMENT
BETWEEN
INVESTMENT MANAGERS SERIES TRUST II

AND

BAUER CAPITAL MANAGEMENT, LLC

Fund	Annual Fee	Effective Date
All Terrain Opportunity Fund	0.84%	May 1, 2017

Amended and approved by the Board on April 27, 2017.

Agreed and accepted this 27th day of April, 2017.

INVESTMENT MANAGERS SERIES TRUST II

By:	/s/ Rita Dam
Print Name:	Rita Dam
Title:	Treasurer

BAUER CAPITAL MANAGEMENT, LLC

By:	/s/ Korey Bauer
Print Name:	Korey Bauer
Title:	President

1st Amended and Restated Appendix A

TO THE

AMENDED AND RESTATED INVESTMENT CO-ADVISORY AGREEMENT
BETWEEN
INVESTMENT MANAGERS SERIES TRUST II

AND

CASTLE FINANCIAL & RETIREMENT PLANNING ASSOCIATES, INC.

Fund	Annual Fee	Effective Date
All Terrain Opportunity Fund	0.56%	May 1, 2017

Amended and approved by the Board on April 27, 2017.

Agreed and accepted this 27th day of April, 2017.

INVESTMENT MANAGERS SERIES TRUST II

By:	/s/ Rita Dam
Print Name:	Rita Dam
Title:	Treasurer

CASTLE FINANCIAL & RETIREMENT PLANNING ASSOCIATES, INC.

By:	/s/ Al Procaccino
Print Name:	Al Procaccino
Title:	President